Exhibit 99.1

Financial Contact: John Anderson Knowles Investor Relations Email: investorrelations@knowles.com

Knowles Reports Q4 & Full Year 2021 Financial Results and Provides Outlook for Q1 2022

Q4 Gross Margin of 43.1%; Non-GAAP Gross Margin of 43.3%
Q4 Diluted EPS of $0.98; Non-GAAP Diluted EPS of $0.48
FY Earnings from Continuing Operations of $150 million; Adjusted EBIT of $174 million or 20.1% of Revenues
FY Cash from Operations of $182 million; Free Cash Flow of $134 million or 15.4% of Revenues

ITASCA, Ill., Feb. 9, 2022 — Knowles Corporation (NYSE: KN), a market leader and global provider of advanced micro-acoustic microphones and balanced armature speakers, audio solutions, and high performance capacitors and radio frequency (“RF”) products, today announced results for the fourth quarter and year ended December 31, 2021.

“We are very pleased to deliver strong quarterly results with GAAP and non-GAAP gross margins and EPS above the high end of our guidance range,” said Jeffrey Niew, president and CEO of Knowles. “The continued improvement adds conviction to our strategy to focus on the highest growth end-markets with a goal to maximize Adjusted EBIT margins and cash flow. Our fourth quarter results were driven by favorable product mix, primarily due to higher Precision Devices and Hearing Health sales. Precision Devices bookings and sales were up about 40 percent from the year ago period, driven by strong growth across a broad range of end markets. Our Adjusted EBIT margins of over 20% and strong free cash flow for the full year enabled us to fully repay our convertible notes and exit 2021 with essentially no net debt.”

“For the first quarter of 2022, we expect favorable product mix and improved operating leverage to drive non-GAAP gross margin and earnings above the year ago period. Going forward, with the momentum we have exhibited throughout 2021, we are confident in our progression towards our mid-term financial targets.” continued Niew.

Financial Highlights
The following table highlights the Company’s financial performance on both a GAAP and supplemental non-GAAP basis for continuing operations (in millions, except per share data):

	Q4-21	Q3-21	Q4-20
Revenues	$234.3	$233.0	$243.2
Gross profit	$100.9	$96.9	$92.0
(as a % of revenues)	43.1%	41.6%	37.8%
Non-GAAP gross profit	$101.4	$97.5	$92.5
(as a % of revenues)	43.3%	41.8%	38.0%
Diluted earnings per share*	$0.98	$0.29	$0.32
Non-GAAP diluted earnings per share	$0.48	$0.45	$0.41
* Current period results include a $59.1 million tax benefit related to a valuation allowance release for our U.S. subsidiaries, $6.5 million in stock-based compensation, $4.4 million in intangibles amortization expense, $0.3 million in other expenses, and $0.2 million in restructuring charges that are excluded from non-GAAP results.

First Quarter 2022 Outlook
The forward looking guidance for the quarter ending March 31, 2022 on a continuing operations basis is as follows:

	GAAP	Adjustments	Non-GAAP
Revenues	$197 to $203 million	—	$197 to $203 million
Gross Profit Margin	38.2% to 40.2%	0.8%	39.0% to 41.0%
EPS	$0.12 to $0.14	$0.17	$0.29 to $0.31

Q1 2022 GAAP results are expected to include approximately $0.07 per share in stock-based compensation, $0.07 per share in restructuring charges, and $0.03 per share in amortization of intangibles.

Non-GAAP Financial Measures
In addition to the GAAP results included in this press release, Knowles has presented supplemental non-GAAP gross profit, earnings before interest and income taxes, adjusted earnings before interest and income taxes, non-GAAP diluted earnings per share, free cash flow, net debt, as well as other metrics on a non-GAAP basis that exclude certain amounts that are included in the most directly comparable GAAP measure to facilitate evaluation of Knowles’ operating performance. Non-GAAP results are not presented in accordance with GAAP. Non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release do not have standard meanings and may vary from similarly titled non-GAAP financial measures used by other companies. Knowles believes that non-GAAP measures are useful as supplements to its GAAP results of operations to evaluate certain aspects of its operations and financial performance, and its management team primarily focuses on non-GAAP items in evaluating Knowles’ performance for business planning purposes. Knowles also believes that these measures assist it with comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles’ opinion, do not reflect its core operating performance including, for example, stock-based compensation, certain intangibles amortization expense, impairment charges, restructuring, production transfer costs, and other charges which management considers to be outside our core operating results. Knowles believes that its presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the reconciliation table accompanying this release.

Webcast and Conference Call Information
Investors can listen to a live or replay webcast of the Company’s quarterly financial conference call at http://investor.knowles.com. The live webcast will begin today at 3:30 p.m. Central time. The webcast replay will be available after 7:00 p.m. Central time today.

Investors can also listen to the conference call at 3:30 p.m. Central time today by calling (888) 330-3292 (United States) or (646) 960-0857 (International). The conference call replay will be available after 7:00 p.m. Central time today through 11:59 p.m. Central time on February 18, 2022 at (800) 770-2030 (United States) or (647) 362-9199 (International). The conference ID is 8736083.

About Knowles
Knowles is a market leader and global provider of advanced micro-acoustic microphones and balanced armature speakers, audio solutions, and high performance capacitors and RF products, serving the consumer electronics, medtech, defense, electric vehicle, industrial, and communications markets. Knowles uses its leading position in SiSonic™ micro-electro-mechanical systems ("MEMS") microphones and strong capabilities in audio processing technologies to optimize audio systems and improve the user experience across consumer applications. Knowles is also a leader in hearing health acoustics, high performance capacitors, and RF solutions for a diverse set of markets. Knowles’ focus on the customer, combined with unique technology, proprietary manufacturing techniques, and global operational expertise, enables it to deliver innovative solutions across multiple applications. Founded in 1946 and headquartered in Itasca, Illinois, Knowles is a global organization with employees in over a dozen countries. The company continues to invest in high value solutions to diversify its revenue and increase exposure to high growth markets. For more information, visit knowles.com.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, such as statements about our future plans, objectives, expectations, financial performance, and continued business operations. The words “believe,” “expect,” “anticipate,” “project,” “estimate,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “objective,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made. The statements in this news release are based on currently available information and the current expectations, forecasts, and assumptions of Knowles’ management concerning risks and uncertainties that could cause actual outcomes or results to differ materially from those outcomes or results that are projected, anticipated, or implied in these statements, including risks relating to the COVID-19 pandemic and governmental responses to it, including but not limited to, the impact on our supply chain, and customer demand. Other risks and uncertainties include, but are not limited to: unforeseen changes in MEMS microphone demand from our largest customers, in particular, two North American, a Korean, and Chinese OEM customers; our ongoing ability to execute our strategy to diversify our end markets and customers; our ability to stem or overcome price erosion in our segments; fluctuations in our stock's market price; fluctuations in operating results and cash flows; our ability to prevent or identify quality issues in our products or to promptly remedy any such issues that are identified; the timing of OEM product launches; risks associated with increasing our inventories in advance of anticipated orders by customers; global economic instability; the impact of changes to laws and regulations that affect the Company’s ability to offer products or services to customers in different regions; our ability to achieve continued reductions in our operating expenses; the ability to qualify our products and facilities with customers; our ability to obtain, enforce, defend or monetize our intellectual property rights; difficulties or delays in and/or the Company’s inability to realize expected cost synergies from its acquisitions; increases in the costs of critical raw materials and components; availability of raw materials and components; managing new product ramps and introductions for our customers; our dependence on a limited number of large customers; our ability to maintain and expand our existing relationships with leading OEMs in order to maintain and increase our revenue; increasing competition and new entrants in the market for our products; our ability to develop new or enhanced products or technologies in a timely manner that achieve market acceptance; our reliance on third parties to manufacture, assemble, and test our products and sub-components; escalating international trade tensions, new or increased tariffs and trade wars among countries; financial risks, including risks relating to currency fluctuations, credit risks and fluctuations in the market value of the Company; market risk associated with fluctuations in commodity prices, particularly for various precious metals used in our manufacturing operation, and changes in tax laws, changes in tax rates and exposure to additional tax liabilities; and other risks, relevant factors, and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 as updated in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, subsequent Reports on Forms 10-Q and 8-K and our other filings we make with the U.S. Securities and Exchange Commission. Knowles disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

INVESTOR SUPPLEMENT - FOURTH QUARTER 2021

KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(in millions, except per share amounts)
(unaudited)

	Quarter Ended
	December 31, 2021	September 30, 2021	December 31, 2020
Revenues	$234.3	$233.0	$243.2
Cost of goods sold	133.4	136.1	151.2
Restructuring charges - cost of goods sold	—	—	—
Gross profit	100.9	96.9	92.0
Research and development expenses	22.6	22.3	22.7
Selling and administrative expenses	37.5	36.0	32.2
Impairment charges	—	4.0	—
Restructuring charges	0.2	—	(0.5)
Operating expenses	60.3	62.3	54.4
Operating earnings	40.6	34.6	37.6
Interest expense, net	1.9	4.2	3.9
Other expense (income), net	0.4	(1.9)	1.3
Earnings before income taxes and discontinued operations	38.3	32.3	32.4
(Benefit from) provision for income taxes	(54.3)	4.6	2.8
Earnings from continuing operations	92.6	27.7	29.6
Earnings from discontinued operations, net	—	—	—
Net earnings	$92.6	$27.7	$29.6

Earnings per share from continuing operations:
Basic	$1.00	$0.30	$0.32
Diluted	$0.98	$0.29	$0.32

Earnings per share from discontinued operations:
Basic	$—	$—	$—
Diluted	$—	$—	$—

Net earnings per share:
Basic	$1.00	$0.30	$0.32
Diluted	$0.98	$0.29	$0.32

Weighted-average common shares outstanding:
Basic	92.4	92.2	91.7
Diluted	94.3	94.1	93.0

KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(in millions, except per share amounts)
(unaudited)

	Year Ended
	December 31, 2021	December 31, 2020
Revenues	$868.1	$764.3
Cost of goods sold	508.6	490.8
Restructuring charges - cost of goods sold	—	2.3
Gross profit	359.5	271.2
Research and development expenses	92.8	92.9
Selling and administrative expenses	146.4	131.5
Impairment charges	4.0	7.6
Restructuring charges	0.5	10.0
Operating expenses	243.7	242.0
Operating earnings	115.8	29.2
Interest expense, net	14.2	16.4
Other (income) expense, net	(3.0)	1.5
Earnings before income taxes and discontinued operations	104.6	11.3
(Benefit from) provision for income taxes	(45.6)	8.4
Earnings from continuing operations	150.2	2.9
Earnings from discontinued operations, net	0.2	3.7
Net earnings	$150.4	$6.6

Earnings per share from continuing operations:
Basic	$1.63	$0.03
Diluted	$1.59	$0.03

Earnings per share from discontinued operations:
Basic	$—	$0.04
Diluted	$—	$0.04

Net earnings per share:
Basic	$1.63	$0.07
Diluted	$1.59	$0.07

Weighted-average common shares outstanding:
Basic	92.3	91.7
Diluted	94.7	92.9

KNOWLES CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (1)
(in millions, except per share amounts)
(unaudited)

	Quarter Ended			Year Ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Gross profit	$100.9	$96.9	$92.0	$359.5	$271.2
Gross profit as % of revenues	43.1%	41.6%	37.8%	41.4%	35.5%
Stock-based compensation expense	0.5	0.3	0.4	1.6	1.7
Restructuring charges	—	—	—	—	2.3
Production transfer costs (2)	—	—	0.1	—	0.2
Other (3)	—	0.3	—	1.0	—
Non-GAAP gross profit	$101.4	$97.5	$92.5	$362.1	$275.4
Non-GAAP gross profit as % of revenues	43.3%	41.8%	38.0%	41.7%	36.0%
Research and development expenses	$22.6	$22.3	$22.7	$92.8	$92.9
Stock-based compensation expense	(1.2)	(1.2)	(1.2)	(5.5)	(6.2)
Intangibles amortization expense	(1.6)	(1.5)	(1.3)	(6.0)	(5.5)
Other (3)	(0.2)	—	—	(0.3)	—
Non-GAAP research and development expenses	$19.6	$19.6	$20.2	$81.0	$81.2
Selling and administrative expenses	$37.5	$36.0	$32.2	$146.4	$131.5
Stock-based compensation expense	(4.8)	(5.6)	(3.3)	(25.0)	(9.4)
Intangibles amortization expense	(2.8)	(2.8)	(1.9)	(9.9)	(7.5)
Other (3)	(0.1)	(0.4)	(0.4)	(1.7)	(1.2)
Non-GAAP selling and administrative expenses	$29.8	$27.2	$26.6	$109.8	$113.4
Operating expenses	$60.3	$62.3	$54.4	$243.7	$242.0
Stock-based compensation expense	(6.0)	(6.8)	(4.5)	(30.5)	(15.6)
Intangibles amortization expense	(4.4)	(4.3)	(3.2)	(15.9)	(13.0)
Impairment charges	—	(4.0)	—	(4.0)	(7.6)
Restructuring charges	(0.2)	—	0.5	(0.5)	(10.0)
Other (3)	(0.3)	(0.4)	(0.4)	(2.0)	(1.2)
Non-GAAP operating expenses	$49.4	$46.8	$46.8	$190.8	$194.6
Earnings from continuing operations	$92.6	$27.7	$29.6	$150.2	$2.9
Interest expense, net	1.9	4.2	3.9	14.2	16.4
(Benefit from) provision for income taxes	(54.3)	4.6	2.8	(45.6)	8.4
Earnings from continuing operations before interest and income taxes	40.2	36.5	36.3	118.8	27.7
Earnings from continuing operations before interest and income taxes as % of revenues	17.2%	15.7%	14.9%	13.7%	3.6%
Stock-based compensation expense	6.5	7.1	4.9	32.1	17.3
Intangibles amortization expense	4.4	4.3	3.2	15.9	13.0
Impairment charges	—	4.0	—	4.0	7.6
Restructuring charges	0.2	—	(0.5)	0.5	12.3
Production transfer costs (2)	—	—	0.1	—	0.2
Other (3)	0.3	0.7	0.4	3.0	1.2
Adjusted earnings from continuing operations before interest and income taxes	$51.6	$52.6	$44.4	$174.3	$79.3
Adjusted earnings from continuing operations before interest and income taxes as % of revenues	22.0%	22.6%	18.3%	20.1%	10.4%

	Quarter Ended			Year Ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Interest expense, net	$1.9	$4.2	$3.9	$14.2	$16.4
Interest expense, net non-GAAP reconciling adjustments (4)	0.6	2.1	1.9	6.6	7.4
Non-GAAP interest expense	$1.3	$2.1	$2.0	$7.6	$9.0

(Benefit from) provision for income taxes	$(54.3)	$4.6	$2.8	$(45.6)	$8.4
Income tax effects of non-GAAP reconciling adjustments (5)	58.6	2.9	0.7	65.4	(1.3)
Non-GAAP provision for income taxes	$4.3	$7.5	$3.5	$19.8	$7.1

Earnings from continuing operations	$92.6	$27.7	$29.6	$150.2	$2.9
Non-GAAP reconciling adjustments (6)	11.4	16.1	8.1	55.5	51.6
Interest expense, net non-GAAP reconciling adjustments (4)	0.6	2.1	1.9	6.6	7.4
Income tax effects of non-GAAP reconciling adjustments (5)	58.6	2.9	0.7	65.4	(1.3)
Non-GAAP net earnings	$46.0	$43.0	$38.9	$146.9	$63.2

Diluted earnings per share from continuing operations	$0.98	$0.29	$0.32	$1.59	$0.03
Earnings per share non-GAAP reconciling adjustment	(0.50)	0.16	0.09	(0.06)	0.64
Non-GAAP diluted earnings per share	$0.48	$0.45	$0.41	$1.53	$0.67

Diluted average shares outstanding	94.3	94.1	93.0	94.7	92.9
Non-GAAP adjustment (7)	1.5	1.3	1.1	1.1	1.5
Non-GAAP diluted average shares outstanding (7)	95.8	95.4	94.1	95.8	94.4
Notes:
(1)    In addition to the GAAP financial measures included herein, Knowles has presented certain non-GAAP financial measures that exclude certain amounts that are included in the most directly comparable GAAP measures. Knowles believes that non-GAAP measures are useful as supplements to its GAAP results of operations to evaluate certain aspects of its operations and financial performance, and its management team primarily focuses on non-GAAP items in evaluating Knowles' performance for business planning purposes. Knowles also believes that these measures assist it with comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles' opinion, do not reflect its core operating performance. Knowles believes that its presentation of non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance.
(2)    Production transfer costs represent duplicate costs incurred to migrate manufacturing to facilities primarily in Asia. These amounts are included in the corresponding Gross profit and Earnings from continuing operations before interest and income taxes for each period presented.
(3)    In 2021, Other expenses represent the ongoing net lease cost (income) related to facilities not used in operations and expenses related to the acquisition of Integrated Microwave Corporation by the Precision Devices segment. In 2020, Other expenses represent the ongoing net lease cost (income) related to facilities not used in operations and expenses related to shareholder activism.
(4)    Under GAAP, certain convertible debt instruments that may be settled in cash (or other assets) upon conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s nonconvertible debt borrowing rate. Accordingly, for GAAP purposes we were required to recognize imputed interest expense on the Company’s $172.5 million of convertible senior notes due November 1, 2021 that were issued in a private placement in May 2016. The imputed interest rate for the convertible notes was 8.12%, while the actual coupon interest rate of the notes was 3.25%. The difference between the imputed interest expense and the coupon interest expense is excluded from management’s assessment of the Company’s operating performance because management believes that this non-cash expense is not indicative of its core, ongoing operating performance.
(5)    Income tax effects of non-GAAP reconciling adjustments are calculated using the applicable tax rates in the jurisdictions of the underlying adjustments. In 2021, these adjustments include a valuation allowance release of $59.1 million for our U.S. subsidiaries.
(6)    The non-GAAP reconciling adjustments are those adjustments made to reconcile Earnings from continuing operations before interest and income taxes to Adjusted earnings from continuing operations before interest and income taxes.
(7)    The number of shares used in the diluted per share calculations on a non-GAAP basis excludes the impact of stock-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method. In addition, the Company entered into convertible note hedge transactions that expired upon maturity of the convertible notes to offset any potential dilution from the convertible notes. Although the anti-dilutive impact of the convertible note hedges is not reflected under GAAP, the Company includes the anti-dilutive impact of the convertible note hedges in non-GAAP diluted average shares outstanding, if applicable.

KNOWLES CORPORATION
CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share amounts)
(unaudited)

	December 31, 2021	December 31, 2020
Current assets:
Cash and cash equivalents	$68.9	$147.8
Receivables, net of allowances of $0.2 and $1.6	146.6	131.4
Inventories, net	153.1	130.1
Prepaid and other current assets	11.7	10.3
Total current assets	380.3	419.6
Property, plant, and equipment, net	200.8	191.5
Goodwill	941.3	910.0
Intangible assets, net	97.3	78.7
Operating lease right-of-use assets	17.4	23.3
Other assets and deferred charges	94.5	31.8
Total assets	$1,731.6	$1,654.9

Current liabilities:
Current maturities of long-term debt	$—	$165.1
Accounts payable	90.9	70.3
Accrued compensation and employee benefits	42.8	30.4
Operating lease liabilities	11.4	10.2
Other accrued expenses	19.4	18.6
Federal and other taxes on income	1.7	2.7
Total current liabilities	166.2	297.3
Long-term debt	70.0	—
Deferred income taxes	0.6	2.0
Long-term operating lease liabilities	14.7	18.7
Other liabilities	20.6	32.8
Liabilities of discontinued operations	—	0.6
Commitments and contingencies
Stockholders' equity:
Preferred stock - $0.01 par value; 10,000,000 shares authorized; none issued	—	—
Common stock - $0.01 par value; 400,000,000 shares authorized; 95,112,778 and 91,894,980 shares issued and outstanding at December 31, 2021, respectively, and 92,689,912 and 91,611,549 shares issued and outstanding at December 31, 2020, respectively	1.0	0.9
Treasury stock - at cost; 3,217,798 and 1,078,363 shares at December 31, 2021 and 2020, respectively	(62.4)	(16.2)
Additional paid-in capital	1,639.4	1,587.8
Accumulated deficit	(18.1)	(168.5)
Accumulated other comprehensive loss	(100.4)	(100.5)
Total stockholders' equity	1,459.5	1,303.5
Total liabilities and stockholders' equity	$1,731.6	$1,654.9

KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Years Ended December 31,
	2021	2020
Operating Activities
Net earnings	$150.4	$6.6
Adjustments to reconcile net earnings to cash from operating activities:
Depreciation and amortization	62.5	60.6
Stock-based compensation	32.1	17.3
Impairment charges	4.0	7.6
Non-cash interest expense and amortization of debt issuance costs	8.0	8.9
Deferred income taxes	(61.2)	(2.6)
Write-off of fixed assets	—	1.7
Loss on disposal of fixed assets	—	0.3
Other, net	—	5.0
Changes in assets and liabilities (excluding effects of foreign exchange):
Receivables, net	(12.3)	29.0
Inventories, net	(20.7)	16.7
Prepaid and other current assets	(2.9)	(0.1)
Accounts payable	17.2	(17.5)
Accrued compensation and employee benefits	11.9	(2.1)
Other accrued expenses	1.8	2.6
Accrued taxes	(1.1)	(5.8)
Other non-current assets and non-current liabilities	(7.6)	(0.1)
Net cash provided by operating activities	182.1	128.1

Investing Activities
Acquisitions of business (net of cash acquired)	(78.5)	—
Capital expenditures	(48.6)	(31.9)
Proceeds from the sale of property, plant, and equipment	0.6	0.3
Purchase of investments	(3.5)	(3.5)
Proceeds from the sale of investments	0.4	—
Net cash used in investing activities	(129.6)	(35.1)

Financing Activities
Principal payments on convertible senior notes	(172.5)	—
Payments under revolving credit facility	—	(100.0)
Borrowings under revolving credit facility	70.0	100.0
Proceeds from exercise of stock-based awards	25.6	1.8
Repurchase of common stock	(44.5)	(16.2)
Payments of debt issuance costs	—	(1.4)
Tax on restricted and performance stock unit vesting	(7.7)	(6.1)
Payments of finance lease obligations	(2.3)	(2.0)
Net cash used in financing activities	(131.4)	(23.9)

Effect of exchange rate changes on cash and cash equivalents	—	0.3

Net (decrease) increase in cash and cash equivalents	(78.9)	69.4
Cash and cash equivalents at beginning of period	147.8	78.4
Cash and cash equivalents at end of period	$68.9	$147.8

KNOWLES CORPORATION
RECONCILIATION OF GAAP LIQUIDITY MEASURES TO NON-GAAP LIQUIDITY MEASURES
(in millions)
(unaudited)

Cash provided by operating activities to Free cash flow (1)
Year Ended December 31, 2021
Cash provided by operating activities	$182.1
Less: Capital expenditures	(48.6)
Free cash flow	$133.5
Free cash flow as % of revenues	15.4%

Debt to Net debt (2)
December 31, 2021
Current maturities of long-term debt	$—
Long-term debt	70.0
Total debt	70.0
Less: Cash and cash equivalents	(68.9)
Net debt	$1.1

(1) In addition to measuring cash flow generation and usage based upon the operating, investing, and financing classifications included in the Consolidated Statements of Cash Flows, Knowles also measures free cash flow and free cash flow as a percentage of revenues. Free cash flow is defined as cash provided by operating activities less capital expenditures. Knowles believes these measures are useful in measuring its cash generated from operations that is available to repay debt, fund acquisitions, and repurchase Knowles’ common stock. Free cash flow and free cash flow as a percentage of revenues are not presented in accordance with GAAP and may not be comparable to similarly titled measures used by other companies in our industry. As such, free cash flow and free cash flow as a percentage of revenues should not be considered in isolation from, or as an alternative to, any other liquidity measures determined in accordance with GAAP.
(2) In addition to evaluating its financial position based upon the financial measures included in the Consolidated Balance Sheets, Knowles also uses net debt. Net debt is defined as total debt, which includes current maturities of long-term debt and long-term debt, less cash and cash equivalents. Knowles believes this measure is useful in evaluating its financial position. Net debt is not presented in accordance with GAAP and may not be comparable to similarly titled measures used by other companies in our industry. As such, net debt should not be considered in isolation from, or as an alternative to, any other liquidity measures determined in accordance with GAAP.